EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Dr. John J. McGrath, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of EVCI Career Colleges Holding Corp. on Form 10-Q for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Holding Corp.


Dated: November 14, 2006                /s/ Dr. John J. McGrath
                                        ----------------------------------------
                                        Dr. John J. McGrath
                                        Chief Executive Officer and President